i3 VERTICALS REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS
Raises 2021 Outlook

NASHVILLE, Tenn. (August 9, 2021) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal third quarter ended June 30, 2021.

Highlights for the fiscal third quarter and nine months ended June 30, 2021 vs. 2020
•Third quarter revenue was $62.0 million, an increase of 96% over the prior year's third quarter. Revenue for the nine months ended June 30, 2021, was $153.1 million, an increase of 37% over the prior year's first nine months.
•Third quarter net loss was $4.6 million, compared to net loss of $2.8 million in the prior year's third quarter. Net loss for the nine months ended June 30, 2021, was $8.8 million, compared to net income of $1.0 million in the prior year's first nine months.
•Third quarter diluted net loss per share available to Class A common stock was $0.15, compared to diluted net loss per share available to Class A common stock of $0.02 in the prior year's third quarter. For the nine months ended June 30, 2021, diluted net loss per share available to Class A common stock was $0.26, compared to diluted net income per share available to Class A common stock of $0.01 for the prior year's first nine months.
•Integrated payments1 were 60% of payment volume for the three months ended June 30, 2021.
•Software and related services revenue2 as a percentage of total revenue was 40% and 26% for the three months ended June 30, 2021 and 2020, respectively.
•As of June 30, 2021, our consolidated interest coverage ratio was 8.23x, total leverage ratio was 3.81x and consolidated senior leverage ratio was 1.87x. These ratios are defined in our Senior Secured Credit Facility.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are proud of our third quarter results. Once again, we achieved new records in revenue, adjusted EBITDA, software revenue, payment volume and integration mix. The momentum we saw at the end of our second quarter continued throughout our third quarter as the economy continued to rebound. Our software and related services revenue grew to 40% of our total revenue even as we experienced excellent growth in all other revenue categories.

Our Public Sector vertical now represents over half of our company and Healthcare is now our second largest vertical. We will continue to invest in both of these markets as we pursue our software-led strategy. We believe our recent acquisitions along with our product development have strengthened our position in the market and positioned us for future growth.”

1.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.
2.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.

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IIIV Reports Third Quarter 2021 Financial Results

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Changes in Presentation of Adjusted EBITDA and Pro Forma Adjusted Diluted Earnings Per Share

Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. In previous quarterly earnings reports, we included in our reported adjusted net revenue, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted diluted EPS an adjustment to remove the effect of purchase accounting write-downs of deferred revenue, which we have called "Acquisition Revenue Adjustments". We have also historically included an estimated amount of Acquisition Revenue Adjustments, excluding future acquisitions, in our guidance for adjusted net revenue, adjusted EBITDA and pro forma adjusted diluted EPS. As part of the ordinary course SEC comment process, however, we are no longer adjusting revenue, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted diluted EPS to remove the effect of Acquisition Revenue Adjustments. We will continue to provide, separately, the same non-GAAP Acquisition Revenue Adjustment for informational purposes. The following table summarizes our revenue, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted diluted earnings per share for the three and nine months ended June 30, 2021 and 2020, excluding the Acquisition Revenue Adjustments. The applicable Acquisition Revenue Adjustments and the impact of excluding them on our pro forma adjusted earnings per share is also summarized.

(in thousands, except share and per share amounts)	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020

Revenue (excludes Acquisition Revenue Adjustments)	$61,964	$31,573	$153,140	$111,862
Adjusted EBITDA(1) (excludes Acquisition Revenue Adjustments)	$14,368	$7,027	$34,543	$28,205
Pro forma adjusted net income(1) (excludes Acquisition Revenue Adjustments)	$8,785	$3,838	$21,139	$15,903
Pro forma adjusted diluted earnings per share(1) (excludes Acquisition Revenue Adjustments)	$0.26	$0.13	$0.64	$0.56

Acquisition Revenue Adjustments(2)	$1,254	$24	$4,392	$670
Acquisition Revenue Adjustments impact on pro forma adjusted diluted earnings per share(2)	$0.03	$—	$0.10	$0.02
_______________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Amounts shown reflect the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021

Revised 2021 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. In previous quarterly earnings reports we have included in our reported adjusted net revenue, adjusted EBITDA and pro forma adjusted diluted EPS an “acquisition revenue adjustment” to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. We have also historically included an estimated amount, excluding future acquisitions, in our guidance for adjusted net revenue, adjusted EBITDA and pro forma adjusted diluted EPS. As part of the ordinary course SEC comment process, however, we are no longer adjusting net revenue, EBITDA and pro forma diluted EPS to remove the effect of purchase accounting write-downs of deferred revenue. For informational purposes, we have included an estimate of $5.1 million which represents the impact of Acquisition Revenue Adjustments which are now excluded from our guidance on revenue, adjusted EBITDA and pro forma adjusted diluted EPS.

The Company is providing the following revised outlook for the fiscal year ending September 30, 2021:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2021
Revenue (excludes Acquisition Revenue Adjustments)	$198,400	-	$214,400	$212,000	-	$222,000
Adjusted EBITDA(1) (excludes Acquisition Revenue Adjustments)	$46,400	-	$52,400	$49,000	-	$52,500
Pro forma adjusted diluted earnings per share(1)(2) (excludes Acquisition Revenue Adjustments)	$0.85	-	$0.95	$0.90	-	$0.96

Acquisition revenue adjustments(1)(3)	$5,600	-	$5,600	$5,083	-	$5,083
Acquisition Revenue Adjustments impact on pro forma adjusted diluted earnings per share(1)(2)(3)	$0.13	-	$0.13	$0.11	-	$0.11
_______________________
1.Represents a non-GAAP financial measure.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).
3.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Amounts shown reflect the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.

With respect to the “Revised 2021 Outlook” above, reconciliation of adjusted net revenue, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Tuesday, August 10, 2021, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (877) 270-2148 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on August 10, 2021, through August 17, 2021, by dialing (877) 344-7529 and entering Confirmation Code 10158331.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
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IIIV Reports Third Quarter 2021 Financial Results

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Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 through 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $17.2 billion in total payment volume for the 12 months ended June 30, 2021.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2021 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the anticipated impact to the timing and recovery of the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19), including the anticipated impact of further school closures on our Education vertical; (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products
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IIIV Reports Third Quarter 2021 Financial Results

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and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets and thereafter to complete and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xxii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2020. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com

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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2021	2020	% Change	2021	2020	% Change

Revenue	$61,964	$31,573	96%	$153,140	$111,862	37%

Operating expenses
Other costs of services	16,064	10,001	61%	41,044	34,874	18%
Selling, general and administrative	37,296	18,133	106%	92,769	58,206	59%
Depreciation and amortization	6,995	4,475	56%	17,938	13,668	31%
Change in fair value of contingent consideration	3,609	(1,473)	n/m	5,835	(1,461)	n/m
Total operating expenses	63,964	31,136	105%	157,586	105,287	50%

(Loss) income from operations	(2,000)	437	n/m	(4,446)	6,575	n/m

Other expenses
Interest expense, net	2,704	2,423	12%	7,092	6,621	7%
Other expenses (income)	—	829	n/m	(2,353)	829	n/m
Total other expenses	2,704	3,252	(17)%	4,739	7,450	(36)%

(Loss) before income taxes	(4,704)	(2,815)	67%	(9,185)	(875)	950%

Benefit from income taxes	(110)	(5)	2,100%	(416)	(1,918)	n/m

Net (loss) income	(4,594)	(2,810)	n/m	(8,769)	1,043	(941)%

Net (loss) income attributable to non-controlling interest	(1,286)	(2,454)	n/m	(3,328)	811	(510)%
Net (loss) income attributable to i3 Verticals, Inc.	$(3,308)	$(356)	829%	$(5,441)	$232	n/m

Net (loss) income per share available to Class A common stock:
Basic	$(0.15)	$(0.02)		$(0.26)	$0.02
Diluted	$(0.15)	$(0.02)		$(0.26)	$0.01
Weighted average shares of Class A common stock outstanding:
Basic	21,926,225	14,858,858		20,658,700	14,515,506
Diluted	21,926,225	14,858,858		20,658,700	15,919,364
n/m = not meaningful

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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2021	2020	% Change	2021	2020	% Change

Adjusted EBITDA(1) (excludes Acquisition Revenue Adjustments)	$14,368	$7,027	104%	$34,543	$28,205	22%
Pro forma adjusted diluted earnings per share(1) (excludes Acquisition Revenue Adjustments)	$0.26	$0.13	100%	$0.64	$0.56	14%

Acquisition Revenue Adjustments(2)	$1,254	$24		$4,392	$670
Acquisition Revenue Adjustments impact on pro forma adjusted diluted earnings per share(2)	$0.03	$—		$0.10	$0.02
__________________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Amounts shown reflect the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020

Payment volume(1)	$5,136,285	$2,980,702	$13,200,017	$10,397,555
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$29,912	$32,615	$(563)	$61,964
Other costs of services	(14,206)	(2,397)	539	(16,064)
Residuals	8,374	273	(519)	8,128
	$24,080	$30,491	$(543)	$54,028

Residuals				(8,128)
Selling general and administrative				(37,296)
Depreciation and amortization				(6,995)
Change in fair value of contingent consideration				(3,609)
Income (loss) from operations				$(2,000)

Payment volume	$4,761,350	$374,935	$—	$5,136,285

	For the Nine Months Ended June 30, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$80,874	$73,940	$(1,674)	$153,140
Other costs of services	(36,829)	(5,864)	1,649	(41,044)
Residuals	21,219	817	(1,612)	20,424
	$65,264	$68,893	$(1,637)	$132,520

Residuals				(20,424)
Selling general and administrative				(92,769)
Depreciation and amortization				(17,938)
Change in fair value of contingent consideration				(5,835)
Loss from operations				$(4,446)

Payment volume	$12,160,134	$1,039,883	$—	$13,200,017
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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021

	For the Three Months Ended June 30, 2020(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$22,222	$9,767	$(416)	$31,573
Other costs of services	(9,448)	(969)	416	(10,001)
Residuals	4,690	103	(413)	4,380
	$17,464	$8,901	$(413)	$25,952

Residuals				(4,380)
Selling general and administrative				(18,133)
Depreciation and amortization				(4,475)
Change in fair value of contingent consideration				1,473
Income from operations				$437

Payment volume	$2,909,731	$70,971	$—	$2,980,702
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.

	For the Nine Months Ended June 30, 2020(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$76,190	$37,029	$(1,357)	$111,862
Other costs of services	(32,978)	(3,252)	1,356	(34,874)
Residuals	15,788	413	(1,347)	14,854
	$59,000	$34,190	$(1,348)	$91,842

Residuals				(14,854)
Selling general and administrative				(58,206)
Depreciation and amortization				(13,668)
Change in fair value of contingent consideration				1,461
Income from operations				$6,575

Payment volume	$9,938,497	$459,058	$—	$10,397,555
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.
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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2021	2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$4,653	$15,568
Accounts receivable, net	28,914	17,538
Settlement assets	4,963	—
Prepaid expenses and other current assets	10,755	4,869
Total current assets	49,285	37,975

Property and equipment, net	5,971	5,339
Restricted cash	10,602	5,033
Capitalized software, net	41,387	16,989
Goodwill	284,251	187,005
Intangible assets, net	178,881	109,233
Deferred tax asset	51,247	36,755
Operating lease right-of-use assets	14,483	—
Other assets	8,495	5,197
Total assets	$644,602	$403,526

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$6,415	$3,845
Accrued expenses and other current liabilities	45,905	24,064
Settlement obligations	4,963	—
Deferred revenue	20,118	10,986
Current portion of operating lease liabilities	3,185	—
Total current liabilities	80,586	38,895

Long-term debt, less current portion and debt issuance costs, net	212,644	90,758
Long-term tax receivable agreement obligations	39,626	27,565
Operating lease liabilities, less current portion	11,948	—
Other long-term liabilities	17,670	6,140
Total liabilities	362,474	163,358

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2021 and September 30, 2020	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 21,960,059 and 18,864,143 shares issued and outstanding as of June 30, 2021 and September 30, 2020, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,229,142 and 11,900,621 shares issued and outstanding as of June 30, 2021 and September 30, 2020, respectively	1	1
Additional paid-in capital	207,697	157,598
Accumulated (deficit) earnings	(7,463)	(2,023)
Total stockholders' equity	200,237	155,578
Non-controlling interest	81,891	84,590
Total equity	282,128	240,168
Total liabilities and equity	$644,602	$403,526
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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine months ended June 30,
	2021	2020

Net cash provided by operating activities	$36,081	$10,087
Net cash used in investing activities	$(156,946)	$(5,744)
Net cash provided by financing activities	$115,519	$3,143

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to stockholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give stockholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020
Net (loss) income attributable to i3 Verticals, Inc.	$(3,308)	$(356)	$(5,441)	$232
Net (loss) income attributable to non-controlling interest	(1,286)	(2,454)	(3,328)	811
Non-GAAP adjustments:
Benefit from income taxes	(110)	(5)	(416)	(1,918)
Financing-related expenses(1)	36	22	152	243
Non-cash change in fair value of contingent consideration(2)	3,609	(1,473)	5,835	(1,461)
Equity-based compensation(3)	5,111	2,816	12,694	7,450
Acquisition-related expenses(4)	535	458	2,065	1,303
Acquisition intangible amortization(5)	5,673	3,552	14,617	10,873
Non-cash interest expense(6)	1,372	1,436	4,056	2,415
Other taxes(7)	82	54	305	189
Gain on investment(8)	—	—	(2,353)	—
Non-cash loss on Exchangeable Note repurchases(9)	—	828	—	828
COVID-19 related expenses(10)	—	239	—	239
Non-GAAP pro forma adjusted income before taxes	11,714	5,117	28,186	21,204
Pro forma taxes at effective tax rate(11)	(2,929)	(1,279)	(7,047)	(5,301)
Pro forma adjusted net income(12) (excludes Acquisition Revenue Adjustments)	$8,785	$3,838	$21,139	$15,903
Cash interest expense, net(13)	1,332	987	3,036	4,206
Pro forma taxes at effective tax rate(11)	2,929	1,279	7,047	5,301
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(14)	1,322	923	3,321	2,795
Adjusted EBITDA(15) (excludes Acquisition Revenue Adjustments)	$14,368	$7,027	$34,543	$28,205

Acquisition Revenue Adjustments(15)	1,254	24	4,392	670
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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $5,111 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan and $2,816 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months ended June 30, 2021 and 2020, respectively. Equity-based compensation expense consisted of $12,694 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan and $7,450 related to stock options issued under the Company's 2018 Equity Incentive Plan during the nine months ended June 30, 2021 and 2020, respectively.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
8.In March 2021, the Company became aware of an observable price change in an investment due to a planned third party acquisition of the entity underlying the investment. This resulted in an increase of $2,353 to the fair value of the investment at March 31, 2021, which the Company recognized in other income.
9.Non-cash loss on Exchangeable Note repurchases reflects the loss on retirement of debt the Company recorded during the relevant periods due to the carrying value exceeding the fair value of the repurchased portion of the 1.0% Exchangeable Senior Notes due 2025 (the “Exchangeable Notes”) at the dates of repurchases.
10.COVID-19 related expenses reflects incremental expenses incurred as a result of the COVID-19 pandemic, including employee severance expenses and legal expenses.
11.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2021 and 2020, based on blended federal and state tax rates.
12.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
13.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
14.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
15.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. In previous quarterly earnings reports we have included in our pro forma adjusted net income and adjusted EBITDA an acquisition revenue adjustment to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. We have also historically included an estimated amount, excluding future acquisitions, in our guidance for adjusted EBITDA. As part of the ordinary course SEC comment process, however, we are no longer adjusting EBITDA to remove the effect of Acquisition Revenue Adjustments. We have presented the excluded adjustment separately for informational purposes.

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IIIV Reports Third Quarter 2021 Financial Results

August 9, 2021
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020
Diluted net (loss) income available to Class A common stock per share	$(0.15)	$(0.02)	$(0.26)	$0.01
Pro forma adjusted diluted earnings per share(1)(2) (excludes Acquisition Revenue Adjustments)	$0.26	$0.13	$0.64	$0.56
Pro forma adjusted net income(2)(3) (excludes Acquisition Revenue Adjustments)	$8,785	$3,838	$21,139	$15,903
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(4)	33,837,090	28,584,444	33,084,261	28,618,703
Acquisition Revenue Adjustments impact on pro forma adjusted diluted earnings per share(2)	$0.03	$—	$0.10	$0.02
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. In previous quarterly earnings reports we have included in our pro forma adjusted net income and pro forma adjusted diluted EPS an acquisition revenue adjustment to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. We have also historically included an estimated amount, excluding future acquisitions, in our guidance for pro forma adjusted diluted EPS. As part of the ordinary course SEC comment process, however, we are no longer adjusting pro forma diluted EPS to remove the effect of Acquisition Revenue Adjustments. We have presented the impact of the excluded adjustment on our pro forma adjusted diluted EPS separately for informational purposes.
3.Pro forma adjusted net income, which excludes Acquisition Revenue Adjustments, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,229,142 and 12,404,368 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,681,723 and 1,321,218 shares of unvested Class A common stock and options for the three months ended June 30, 2021 and 2020, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,884,874 and 12,699,339 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,540,687 and 1,403,858 shares of unvested Class A common stock and options for the nine months ended June 30, 2021 and 2020, respectively.

i3 Verticals, Inc. GAAP Revenue and Acquisition Revenue Adjustments
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020
Revenue(1) (excludes Acquisition Revenue Adjustments)	$61,964	$31,573	$153,140	$111,862
Acquisition revenue adjustments(1)	$1,254	$24	$4,392	$670
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. In previous quarterly earnings reports we have included in our adjusted net revenue an acquisition revenue adjustment to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. We have also historically included an estimated amount, excluding future acquisitions, in our guidance for adjusted net revenue. As part of the ordinary course SEC comment process, however, we are no longer adjusting net revenue to remove the effect of Acquisition Revenue Adjustments. We have presented the excluded adjustment separately for informational purposes.
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